                                                                     EXHIBIT 4.1

                         ADVANCED LOGIC RESEARCH, INC.

                         FLEXIBLE STOCK INCENTIVE PLAN
                         -----------------------------


     1.   Establishment, Purpose, and Definitions.
          ---------------------------------------

          (a) There is hereby adopted the Flexible Stock Incentive Plan (the "Plan") of Advanced Logic Research, Inc. (the "Company"). The Plan shall have three components: a stock option component, a stock bonus/stock purchase component and a stock appreciation rights component.

          (b) The purpose of this Plan is to provide incentives to selected individuals ("Participants") for increased efforts and successful achievements on behalf of or in the interests of the Company and its affiliates and to maximize the rewards due them for such increased efforts and successful achievements.

          (c) The stock option component is intended to provide a means whereby Participants may be given an opportunity to purchase shares of Stock (as defined in Paragraph 3 of the Plan) of the Company (the "Stock") pursuant to (i) options which may qualify as incentive stock options under Section 422A of the Internal Revenue Code as amended from time to time (referred to as "incentive stock options"), or (ii) options which may not so qualify (referred to as "nonqualified stock options"). The stock bonus/stock purchase component is intended to provide a means whereby Participants may receive bonuses of Stock or the right to purchase Stock, including Stock subject to such restrictions, if any, imposed by the committee of the Board of Directors of the Company charged with administering the Plan (the "Committee"). The stock appreciation rights component is intended to provide a means whereby Participants may receive compensation based on appreciation in the value of the Stock. Stock appreciation rights may be granted either separately or in tandem with stock options, as determined by the Committee.

          (d) The term "affiliates" as used in the Plan means parent or subsidiary corporations, as defined in Section 425(e) and (f) of the Internal Revenue Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

     2.   Administration of the Plan.
          --------------------------

          (a) The Plan shall be administered by the Committee. The Committee shall consist of at least three members of the Board of Directors of the Company (the "Board") or such lesser number of members of the Board as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934. None of the members of the Committee shall be, while serving on the Committee or for one year thereafter, or shall have been for the year preceding appointment to the Committee, eligible to receive a grant or award under the Plan or any other plan of the Company or its affiliates under which the participants are entitled to acquire Stock (including restricted Stock), stock options, stock bonuses, related rights or stock appreciation rights of the Company or any of its affiliates. Members of the Committee shall serve at the pleasure of the Board.

          (b) The Committee may from time to time determine which employees of the Company or its affiliates or other individuals shall be granted options, Stock bonuses, stock appreciation rights or the right to purchase Stock under the Plan, the terms thereof, and the number of shares for which an option or options, bonuses of Stock, rights to purchase Stock and stock appreciation rights may be granted. The Committee may, in its discretion, at the time of granting bonuses of Stock or rights to purchase Stock impose such restrictions on transfer of the shares of Stock covered thereby (such as, without limitation, permitting transfer only in installments over a period of years or following retirement, death or termination of employment) as it may deem to be in the best interests of the Company and/or the Participant concerned, or the Participant's successor-in-interest, and in so doing may subject such shares to a substantial risk of forfeiture while so restricted.

          (c) If restrictions on transfer of Stock are imposed, the Committee may, in its sole discretion, accelerate, in whole or in part, the time for lapsing of the restrictions on disposition of shares of such Stock in the event that any financial hardship may arise with respect to a Participant who has been issued restricted Stock hereunder, or any successor-in-interest of such Participant (including, without limitation, any financial hardship to a successor-in-interest of such Participant occasioned by death taxes becoming payable as a result of such Participant's death), or in the event of any change in existing tax or other applicable laws, regulations or rulings which would have a substantial adverse effect on Participant's treatment of the additional compensation provided for herein for tax purposes thereby resulting in financial hardship to a Participant.

          (d) If restrictions on transfer of Stock are imposed, the certificates evidencing such shares of Stock awarded hereunder, although issued in the name of the Participant concerned, shall be held by the Company or a third party designated by the Committee in escrow subject to delivery to the Participant or to the Company at such times and in such amounts as shall be directed by the Board under the terms of this Plan.

          (e) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options, bonuses of Stock, rights to purchase Stock and stock appreciation rights granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Board shall be binding on all Participants in the Plan.

     3.   Stock Subject to the Plan.
          -------------------------

          (a) Stock shall mean Common Stock, without par value, of the Company or such stock as the Common Stock may be changed as contemplated by subparagraph 3(c) below.

                                       2.

          (b) Options, bonuses of Stock or rights to purchase Stock may be granted under the Plan from time to time to eligible persons to purchase an aggregate of not more than the greater of 5% of authorized shares of Stock or 15% of shares outstanding as of the close of business on the last day of the Company's prior fiscal year. Notwithstanding the foregoing, the number of shares available for grants of incentive stock options shall be limited to 15% of the authorized shares on the date this Plan is adopted. If any option is surrendered for cash or for any other reason (except surrender for shares of Stock) or ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any shares of Stock forfeited to the Company pursuant to the Plan shall continue to be available under the Plan.

          (c) If there shall be any change in the Stock subject to the Plan, including Stock subject to any option granted hereunder, through merger, consolidation, reorganization, reincorporation, or other similar change in the corporate structure of the Company, appropriate adjustments may be made by the Committee in order to preserve but not to increase the benefits to Participants, including adjustments in the aggregate number of shares subject to the Plan and the number of shares and the price per share subject to outstanding options and outstanding rights to purchase Stock granted hereunder. Consistent with the foregoing, in the event that the outstanding Common Stock of the Company is changed into another class or series of capital stock of the Company, outstanding options or rights to purchase Stock granted under the Plan shall become options or rights to purchase such other class or series and the provisions of this subparagraph 3(c) shall apply to such new class or series.

     4.   Eligibility.  Persons who shall be eligible to have granted to
          -----------
them options, Stock bonuses, rights to purchase Stock, or stock appreciative rights provided for by the Plan shall be such individuals the service of the Company or its affiliates as the Committee in its discretion determines, should be awarded such incentives given the best interests of the Company; provided, however, that (i) incentive stock options may only be granted to employees of the Company or its affiliates, (ii) any person holding 10% or more of the Company's outstanding Stock or any affiliate of any such 10% shareholder shall not be eligible to receive options, Stock bonuses, rights to purchase Stock or stock appreciation rights under the Plan; members of the Committee shall not be eligible to receive options, Stock bonuses, rights to purchase Stock or stock appreciation rights while serving on the Committee and for one year thereafter.

     5.   Exercise Price for Options Granted under the Plan; Stock Purchase
          -----------------------------------------------------------------
Price.  The exercise price of the Stock covered by each incentive stock option
-----
shall not be less than the per-share fair market value of such Stock on the date the option is granted. The price of an incentive stock option, of a nonqualified stock option, or other right to purchase Stock granted under the Plan shall be subject to adjustment to the extent provided in subparagraph 3(c) above.

          The exercise price of the Stock covered by a nonqualified stock option or the purchase price for other rights to purchase stock (other than an incentive stock option) granted under the Plan shall be the price determined by the Committee on the date the option or right is granted, but in no event less than 85% of the per-share fair market value of the Stock on the grant date. Stock bonuses may be granted by the Committee under the Plan without the payment of consideration, in any form by the Participant, or such consideration as is necessary to comply with applicable law.

                                       3.

     6.   Terms and Conditions of Options; Stock Bonuses and Rights to
          ------------------------------------------------------------
Purchase Restricted Stock.
-------------------------

          (a) Each option granted pursuant to the Plan shall be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted. The option agreement shall designate whether the option is an incentive stock option or a nonqualified stock option. If restrictions are imposed on Stock bonuses or rights to purchase Stock, the Stock issued thereunder shall be subject to a written agreement executed by the Company and the Participant to whom the Stock bonus or right to purchase Stock is granted.

          (b) The term of each stock option shall be for no more than ten years and no stock option shall be granted more than ten years after the earlier of
(i) the date the Plan was adopted or (ii) the date the Plan was approved by the shareholders. The Plan will in all events terminate on ____________.

          (c) In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to incentive stock options which are exercisable for the first time by such individual during any calendar year (under this Plan and any other plans of the Company, its parent or subsidiaries, if any) shall not exceed the amount specified in Section 422A(d) of the Internal Revenue Code, as amended, or any successor provision in effect at the time an incentive stock option becomes exercisable.

          (d) The stock option agreement or agreement covering Stock issued under the Plan may contain such other terms, provisions, and conditions as may be determined by the Committee and not inconsistent with this Plan. If an option, or any part thereof, is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to so qualify it. No option or stock appreciation right granted under the Plan may be exercised prior to six months after the date of grant nor may any Stock bonus or shares of Stock acquired pursuant to any other right to purchase Stock under the Plan be sold prior to six months after the date such Stock was acquired by a Participant.

     7.  Use of Proceeds.  Cash proceeds realized from the sale of Stock
         ---------------
pursuant to Stock issued under the Plan shall constitute general funds of the Company.

     8.  Amendment, Suspension or Termination of the Plan.
         ------------------------------------------------

          (a) The Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable provided that such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the stock is then listed, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders.

          (b) No option, Stock bonus, right to purchase Stock or stock appreciation right may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Participant's consent, alter or impair any rights or obligations under any option, Stock bonus, right to purchase Stock or stock appreciation

                                       4.

right granted under the Plan; provided, however, that the Board shall have the right to amend, suspend or terminate any option, Stock bonus, right to purchase restricted stock or stock appreciation right to (a) convert outstanding incentive stock options into nonqualified stock options, (b) provide for a forfeiture of the Participant's rights in the event the Participant competes with the Company or (c) if the Participant is an employee, in the event the Participant is terminated for cause.

     9.   Assignability of Options.  Each option or right to purchase Stock
          ------------------------
granted pursuant to this Plan shall, during the Participant's lifetime, be exercisable only by him, and neither the option nor any right to purchase Stock shall be transferable by the Participant by operation of law or otherwise other than by will or the laws of descent and distribution.

     10.  Payment Upon Exercise.  Payment of the purchase price upon exercise
          ---------------------
of any option or right to purchase Stock granted under this Plan shall be made in whole or in part with (i) cash, (ii) stock or stock rights held by the Participant, (iii) notes, or (iv) such other valuable consideration as the Committee, in its discretion, determines and is consistent with the Plan's purpose and applicable law. Any Stock used to exercise options to purchase Stock shall be valued at its fair market value on the date of the exercise of the option or the date the Stock is purchased. Any notes used to exercise options or to purchase Stock shall be full recourse, interest-bearing obligations containing such terms as the Committee shall determine.

     11.  Stock Appreciation Rights.
          -------------------------

          (a) The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of stock appreciation rights evidenced by a written stock appreciation right agreement (which, in cases of tandem options, may be part of the stock option agreement to which the right relates) executed by the Company and the person to whom such right is granted. The stock appreciation right agreement may contain such terms, provisions and conditions as may be determined by the Committee and not inconsistent with the Plan. In addition, the Committee may authorize the surrender by an optionee of all or part of an unexercised option and authorize a payment in consideration thereof of an amount equal to the difference obtained by subtracting the option price of the shares then subject to exercise under such option from the fair market value of the Stock represented by such shares on the date of surrender, provided that the Committee determines that such settlement is consistent with the purpose of the Plan. Such payment may be made in shares of Stock valued at their fair market value on the date of surrender of such option or in cash, or partly in shares and partly in cash. Acceptance of such surrender and the manner of payment shall be in the discretion of the Committee.

          (b) The Committee shall have the authority in its discretion to grant the holder of any option the right ("Cash-out Right") to surrender all or part of his unexercised option ("Related Option") to the Company for cancellation under the circumstances set forth below (whether or not such Related Option is then exercisable) and to receive upon such surrender the cash payment described in subparagraph (b)(i) below; provided that no Related Option shall be surrendered pursuant to a Cash-out Right until the expiration of six months from the date of grant of such Cash-out Right. A Cash-out Right may not be granted except in connection with a Related Option. A Cash-out Right may be granted either at the time of the grant of the Related Option or at any time thereafter during its term. Upon the surrender of a Related Option pursuant to a Cash-out

                                       5.

Right, the Related Option shall cease to be exercisable to the extent of the shares of Stock as to which the Related Option is surrendered and cancelled. Upon the exercise or termination of a Related Option, a Cash-out Right shall concurrently cease to be available to the optionee to the extent of the shares of stock as to which the Related Option is exercised or terminated. Each Cash-out Right grant shall be on such terms and conditions as the Committee may prescribe that are not inconsistent with this Plan and shall be evidenced by the stock option agreement contemplated by paragraph 6.

          (i) The term "Offer" as used in this subparagraph 11(b) shall mean any tender offer or exchange offer for shares of Stock, other than one made by the Company. An Offer shall be deemed to have commenced for the purposes of this Plan when all of the material terms of the tender offer or exchange offer shall have been publicly disclosed or on such earlier date as shall be determined by the Committee.

          (ii) The term "Reorganization Agreement" as used in this subparagraph 11(b) shall mean a definitive agreement for the merger, consolidation or other similar reorganization of the Company, involving a change in or an exchange of the Stock, or a definitive agreement for the sale of all or substantially all of the assets of the Company.

          (iii) The term "Transaction Price per Share" as used in this subparagraph 11(b) shall mean the highest price per share of Stock (i) paid in the Offer or (ii) provided for in the Reorganization Agreement during the period beginning on the 60th day prior to the date on which the Related Option is surrendered pursuant to the Cash-out Right and ending on such date of surrender. Any securities or property that are part or all of the consideration paid for Stock in the Offer or provided for in exchange for Stock pursuant to the Reorganization Agreement shall be valued in determining the Transaction Price per Share at the valuation placed on such securities or property by the Committee.

          (iv) In the case of an Offer, an optionee may surrender his Related Option pursuant to a Cash-out Right only during the period beginning on the first day following the date of public disclosure of the first purchase of shares of Stock pursuant to the Offer and ending on the 30th day following such date. Under a Cash-out Right, an optionee may surrender his or her Related Option in whole or in part; provided that, in its discretion, the Committee may limit the percentage of shares as to which such Related Option is surrendered to the lesser of (i) 50% or (ii) the percentage that the number of shares of Stock purchased in the Offer bears to the total number of shares of Stock tendered or exchanged in the Offer (including as "Stock" for such purposes any shares of Stock represented by securities of the Company convertible into Stock that are tendered or exchanged in the Offer).

          (v) In the case of a Reorganization Agreement, an optionee may surrender his Related Option pursuant to a Cash-out Right only during the period
(i) beginning with the later of the execution of the Reorganization Agreement or approval, if required, of the Reorganization Agreement by the Company's shareholders and appropriate regulatory agencies, and (ii) ending with the earlier of the consummation of the transactions contemplated by the Reorganization Agreement or the termination of such Reorganization Agreement.

                                       6.

          (vi) Upon a proper surrender by an optionee of his Related Option for cancellation pursuant to a Cash-out Right, the optionee shall receive a cash payment with respect to each share of Stock covered by the Cash-out Right equal to the difference between (i) the Transaction Price per Share and (ii) the per-share exercise price of the surrendered Related Option.

     12.  Withholding Taxes.
          -----------------

          (a) Shares of Stock issued hereunder shall be delivered to a Participant only upon payment by such person to the Company of the amount of any withholding tax which may be imposed thereon under the provisions of the Internal Revenue Code as then in effect or any law of any other taxing jurisdiction requiring such withholding tax.

          (b) The Committee may, under such terms and conditions as it deems appropriate, authorize a Participant to satisfy withholding tax obligations under this paragraph 12 by electing to have the Company withhold from the Stock to be issued to the Participant shares of Stock having a fair market value equal to the amount of the withholding tax required to be withheld.

                                       7.

                                  EXHIBIT "A"

                                 Amendments to
                                 -------------
                         Flexible Stock Incentive Plan
                         -----------------------------


     The following sections to the Advanced Logic Research, Inc. Flexible Stock Incentive Plan are hereby amended to read in their entirety as follows:

     2.   Administration of the Plan.
          --------------------------

          (a) The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board of Directors of the Company (the "Board") or such lesser number of members of the Board as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). None of the members of the Committee shall receive, while serving on the Committee, or during the year preceding appointment to the Committee, a grant or award of equity securities under (i) the Plan or (ii) any other plan of the Company or its affiliates under which the participants are entitled to acquire Stock (including restricted Stock), stock options, stock bonuses, related rights or stock appreciation rights of the Company or any of its affiliates, other than pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3. Members of the Committee shall serve at the pleasure of the Board.

     3.   Stock Subject to the Plan.
          -------------------------

          (b) Options, bonuses of Stock or rights to purchase Stock may be granted under the Plan from time to time to eligible persons to purchase an aggregate of not more than the greater of 5% of authorized shares of Stock or 15% of shares outstanding as of the close of business on the last day of the Company's prior fiscal year. Notwithstanding the foregoing, the number of shares available for grants of incentive stock options shall be limited to 15% of the authorized shares on the date this Plan is adopted. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant or share issuance under the Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with Paragraph 10 or 12, repurchased by the Company pursuant to its repurchase rights under the Plan or otherwise surrendered for cancellation under Paragraph 12 shall not be available for subsequent option grant or stock issuance under the Plan.


     6.   Terms and Conditions of Options; Stock Bonuses and Rights to
          ------------------------------------------------------------
          Purchase Restricted Stock.
          -------------------------

          (d) The stock option agreement or agreement covering Stock issued under the Plan may contain such other terms, provisions, and conditions as may be determined by the Committee and not inconsistent with this Plan. If an option, or any part thereof, is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to so qualify it. No option or stock appreciation right granted under the Plan may be exercised prior to six months after the date of grant nor may any Stock bonus or shares of Stock acquired pursuant to any other right to purchase Stock under the Plan be sold prior to six months after the date such Stock was acquired by a Participant who is at the time of such grant or issuance required to file reports under Section 16(a) of the Securities Exchange Act of 1934, as amended.

     9.   Assignability of Options.  Each option or right to purchase Stock
          ------------------------
granted pursuant to this Plan shall, during the Participant's lifetime, be exercisable only by him, and neither the option nor any right to purchase Stock shall be transferable by the Participant by operation of law or otherwise other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or otherwise as permitted by Rule 16b-3.

     10.  Payment Upon Exercise.  Payment of the purchase price upon exercise of
          ---------------------
any option or right to purchase Stock granted under this Plan shall be made in whole or in part with (i) cash or; (ii) such other consideration as the Committee, in its discretion, determines (including, without limitation, Stock or Stock rights held by the Participant, withholding of shares otherwise delivered upon exercise of an option and/or notes) and is consistent with the Plan's purpose and applicable law. Any Stock used to exercise options to purchase Stock (including Stock withheld upon the exercise of an option to pay the purchase price of the shares of Stock as to which the option is exercised) shall be valued at its fair market value on the date of the exercise of the option. Any notes used to exercise options or to purchase Stock shall be full recourse, interest-bearing obligations containing such terms as the Committee shall determine. If accepted by the Committee in its discretion, such consideration also may be paid through a broker-dealer sale and remittance procedure pursuant to which the Participant (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.


     12.  Withholding Taxes.
          -----------------

          (b) The Committee may, under such terms and conditions as it deems appropriate, authorize a Participant to satisfy withholding tax obligations under this Paragraph 12 by delivering shares of Stock or by electing to have the Company withhold from the Stock to be issued to the Participant shares of Stock, in each case having a fair market value equal to the amount of the withholding tax required to be withheld.

                                      2.

                                  EXHIBIT "B"

                                Amendment #2 to
                                ---------------
                         Advanced Logic Research, Inc.
                         -----------------------------
                         Flexible Stock Incentive Plan
                         -----------------------------


     The Advanced Logic Research, Inc. Flexible Stock Incentive Plan (the "Plan") is hereby amended, effective January 4, 1995 as follows:

     1. Section V.C. of Article One is hereby amended in its entirety to read as follows:

          C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate over the term of the Plan,
(iii) the number and/or class of securities for which automatic option grants are to be subsequently made per non-employee Board member under the Automatic Option Grant Program, (iv) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the 1990 Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

     2. There is hereby added a new subsection D to Section V of Article One of the Plan to read as follows:

          D. From and after March 31, 1994, in no event may any one individual participating in the Plan be granted stock options, separately exercisable stock appreciation rights and receive direct stock issuances exceeding 500,000 shares in the aggregate over the term of the Plan, subject to periodic adjustment for certain changes in the Company's capital structure in accordance with the provisions of this Section V.C.

     3. Except as modified by this plan amendment, the terms and provisions of the Advanced Logic Research, Inc. Flexible Stock Incentive Plan as in effect on the date hereof shall continue in full force and effect.

     IN WITNESS WHEREOF, Advanced Logic Research, Inc. has caused this plan amendment to be executed on its behalf by its duly-authorized officer effective as of January 4, 1995.

                                        ADVANCED LOGIC RESEARCH, INC.


                                        By:    _____________________________

                                        Title: _____________________________

                                      2.